Exhibit 99.2


NEWS

Contact:
-------
Media:
David Reuter
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dreuter@ford.com

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-------------------
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abork@ford.com

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---------------------
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IMMEDIATE RELEASE
FORD REPORTS SECOND QUARTER
NET PROFIT OF $570 MILLION

o Second quarter profit of 31 cents per share, excluding unusual items, beats consensus estimate by 5 cents per share
o All-new Ford Expedition and Lincoln Navigator drive improvements in full-size and luxury SUV sales and segment share
o    Automotive gross cash at $24.9 billion, up $3.4 billion from last quarter
o    Continue to expect a modest profit for the full year

DEARBORN, Mich., July 17 - Ford Motor Company [NYSE: F] today reported a net profit of $570 million, or 29 cents per share, in the second quarter of 2002. Excluding unusual items related to the European end-of-life vehicles' directive and Statement of Financial Accounting Standards (SFAS) No. 133, Ford earned an operating profit of $610 million, or 31 cents per share. Ford lost $551 million, or 31 cents per share in the second quarter of 2001, excluding unusual items but including costs associated with the tire replacement action.

Ford's second quarter revenues were $42.3 billion, equal to last year's second quarter. Worldwide vehicle unit sales in the 2002 second quarter were 1,854,000, approximately equal to the previous year's quarter.

"The second quarter was an important leg on Ford Motor Company's journey to financial health, but we still have much work to do," said Bill Ford, chairman and CEO.

"The successful introduction of the Expedition and Navigator, improved
J.D. Power quality ratings, continued improvements at Ford Credit and in Europe, as well as further progress on our Revitalization Plan highlighted the accomplishments of the entire Ford team."

Ford made progress this quarter on many of the Revitalization Plan milestones, including posting a 12 percent overall improvement, the most of any domestic manufacturer, in this year's J.D. Power Initial Quality Study. Also, the all-new Ford Expedition and Lincoln Navigator began arriving at dealerships late in the second quarter and are driving improvements in full-size and luxury SUV sales and segment shares. The sales success of these products is expected to continue during the second half of this year. In addition, substantially stronger sales at Jaguar and Land Rover, combined with the arrival of several new premium brand products at dealerships later this year, are expected to strengthen Ford's luxury vehicle lineup.

"We made progress against several of our Revitalization Plan milestones, including a significant improvement in the J.D. Power quality study, but we are not satisfied with our results," said Nick Scheele, Ford president and chief operating officer. "Quality is our top priority and we expect further improvements going forward."

The company further rationalized its manufacturing capacity, remaining on track to increase capacity utilization by 10 percentage points by year's end. Shifts have been eliminated at the Edison and Ohio assembly plants, with an additional shift elimination scheduled at the Wixom Assembly plant at the end of the summer. The company has also realized more than $400 million in cash from the divestment of non-core operations during the first six months of the year.

Second quarter 2002 results included the following non-cash, after-tax unusual items:
o $41 million charge for the projected costs related to legislation passed to date in selected countries to implement a European Parliament directive involving end-of-life vehicles
o Net $1 million benefit relating to the accounting standard for derivative instruments and hedging activities (SFAS No. 133)

First half 2002 results included a non-cash $294 million charge for the final transition, completed in the second quarter, to a new accounting standard for goodwill (SFAS No. 142).

The following second quarter results exclude unusual items in both years:

AUTOMOTIVE OPERATIONS
Worldwide automotive operations earned $205 million in the second quarter, compared with a loss of $1 billion a year ago. Worldwide automotive revenues were $35.2 billion, compared with $34.6 billion a year ago.

Automotive gross cash at June 30 totaled $24.9 billion, including $1.5 billion of pre-funding employee benefit expenses through a Voluntary Employee Beneficiary Association trust.

North America: Strong production contributed to a $45 million profit in North America in the second quarter. This compared with a loss of $1.1 billion in the 2001 second quarter, which included costs associated with the customer safety initiative to replace Firestone tires.

Europe: In Europe, Ford earned $155 million and increased market share in the second quarter, compared with earnings of $141 million a year ago. Overall volumes were down due to a lower industry and the changeover to the all-new Fiesta.

South America: Ford operations in South America lost $96 million, compared with a loss of $70 million a year ago. South America continues to represent a difficult business environment due to lower industry volume and currency weakness. However, in Brazil, Ford market share increased 1.9 percentage points over last year's second quarter on the strength of the all-new Fiesta.

Rest-of-World: Operations from the rest of the world earned a profit of $101 million, compared with a profit of $47 million in the 2001 second quarter. The biggest improvement was at Mazda.

FORD CREDIT
Ford Credit posted its second consecutive quarterly improvement, earning $343 million in the second quarter. Compared with a profit of $399 million in the second quarter of 2001, earnings were down because of higher actual credit losses and the unfavorable impact of securitizations, offset partially by the impact of currency changes in overseas markets and higher levels of managed receivables. Higher actual credit losses reflected higher levels of unemployment and bankruptcies in the United States. Over the past 12 months, increased securitizations have resulted in lower owned receivables and related revenue, offset partially by higher income from assets retained in securitizations and servicing fees.

HERTZ
Hertz reported a second quarter profit of $53 million, down from last year's $59 million profit in the second quarter. Rental volume has started to recover due to a pickup in summertime travel, but still remains lower year-over-year.

OUTLOOK
"We continue to expect a modest profit for the full year, but those results are still unacceptable," said Allan Gilmour, Ford vice chairman and chief financial officer. "We are continually monitoring our progress on the Revitalization Plan and are intensifying our efforts to reduce costs and improve efficiency to ensure that we stay on track."

Investors can hear a review of second quarter results by Allan Gilmour, vice chairman and chief financial officer, on the Internet at http://www.shareholder.ford.com, http://www.streetevents.com (subscribers only) or http://www.companyboardroom.com. The presentation will start at 9 a.m. EDT, July 17.

Ford Motor Company is the world's second largest automaker, selling vehicles in 200 markets and with approximately 350,000 employees on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Hertz and Quality Care.
                                       ###

Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; reduced availability of or higher prices for fuel; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities or other interruptions of supplies; the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, increased warranty costs or litigation; insufficient credit loss reserves; and our inability to implement the Revitalization Plan.



                               Ford Motor Company
                          SELECTED CONSOLIDATED DETAIL
                          ----------------------------
                             2002 Compared with 2001


                                                                     Second Quarter                     First Half
                                                                ----------------------------      -----------------------------
                                                                   2002            2001             2002             2001
                                                                ------------    ------------      ------------    -------------
                                                                       (unaudited)                      (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                    1,183           1,143            2,275            2,245
- Outside North America                                              671             713            1,256            1,416
                                                                   -----           -----            -----            -----
    Total                                                          1,854           1,856            3,531            3,661
                                                                   =====           =====            =====            =====

Sales and revenues (Mils.)
- Automotive                                                    $ 35,238        $ 34,552          $ 67,559        $ 69,202
- Financial Services                                               7,094           7,762            14,630          15,558
                                                                --------        --------          --------        --------
    Total                                                       $ 42,332        $ 42,314          $ 82,189        $ 84,760
                                                                ========        ========          ========        ========

Net income (Mils.)
- Automotive                                                    $    178        $(1,194)          $   (130)       $   (505)
- Financial Services                                                 392            442                608             812
                                                                --------        -------           --------        --------
   Income before cumulative effect of
    change in accounting principle                                   570           (752)               478             307
- Cumulative effect of change in
   accounting principle                                                -              -             (1,002)              -
                                                                --------        -------           --------        --------
    Total net income                                            $    570        $  (752)          $   (524)       $    307
                                                                ========        =======           ========        ========

Adjusted net income before cumulative
 effect of change in accounting principle
 (Mils.) a/                                                     $    610        $   (551)         $    502        $    580

Unusual items (Mils.)
- SFAS 133                                                      $      1        $    (87)         $     17        $   (159)
- End-of-life vehicle legislation                                    (41)              -               (41)              -
- Mazda restructuring actions                                          -            (114)                -            (114)

Capital expenditures (Mils.)
- Automotive                                                    $  1,402        $  1,229          $  2,938        $  2,586
- Financial Services                                                 119              99               300             230
                                                                --------        --------          --------        --------
    Total                                                       $  1,521        $  1,328          $  3,238        $  2,816
                                                                ========        ========          ========        ========

Automotive capital expenditures as a
 percentage of sales                                                 4.0%            3.6%              4.3%            3.7%

Automotive net cash at June 30 (Mils.)
- Cash and marketable securities                                $ 23,425        $ 16,205          $ 23,425        $ 16,205
- VEBA                                                             1,480           2,729             1,480           2,729
                                                                --------        --------          --------        --------
   Gross cash including VEBA                                      24,905          18,934            24,905          18,934
- Debt                                                            14,050          12,061            14,050          12,061
                                                                --------        --------          --------        --------
   Automotive net cash including VEBA                           $ 10,855        $  6,873          $ 10,855        $  6,873
                                                                ========        ========          ========        ========

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Income assuming dilution
- Automotive                                                    $   0.10        $  (0.66)         $  (0.08)       $  (0.28)
- Financial Services                                                0.19            0.24              0.34            0.44
                                                                --------        --------          --------        --------
   Subtotal                                                         0.29           (0.42)             0.26            0.16
- Cumulative effect of change in
   accounting principle                                                -               -             (0.55)              -
                                                                --------        --------          --------        --------
    Total                                                       $   0.29        $  (0.42)         $  (0.29)       $   0.16
                                                                ========        ========          ========        ========

Adjusted net income before cumulative effect
 of change in accounting principle a/                           $   0.31        $  (0.31)         $   0.27        $   0.31

Unusual items
- SFAS 133                                                      $      -        $  (0.05)         $   0.01        $  (0.09)
- End-of-life vehicle legislation                                  (0.02)              -             (0.02)              -
- Mazda restructuring actions                                          -           (0.06)                -           (0.06)

a/  Excludes unusual items disclosed by the Company


Prior periods have been reclassed.



                       Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                               ------------------

                             2002 Compared with 2001
                                                   (in thousands)



                                                      Second Quarter                         First Half
                                                   ----------------------              -----------------------
                                                    2002          2001                  2002            2001
                                                   --------      --------              --------        -------
North America
United States
 Cars                                                389           397                   773             760
 Trucks                                              675           640                 1,278           1,292
                                                   -----         -----                 -----           -----
  Total United States                              1,064         1,037                 2,051           2,052

Canada                                                72            69                   144             120
Mexico                                                47            37                    80              73
                                                   -----         -----                 -----           -----

  Total North America                              1,183         1,143                 2,275           2,245

Europe
Britain                                              157           168                   312             343
Germany                                               94           112                   174             217
Italy                                                 61            64                   111             127
France                                                41            40                    65              83
Spain                                                 48            53                    90              93
Sweden                                                36            31                    66              64
Other countries                                      101           108                   177             220
                                                   -----         -----                 -----           -----

  Total Europe                                       538           576                   995           1,147

South America
Brazil                                                34            40                    62              75
Argentina                                              7             8                    11              15
Other countries                                        6            10                    15              18
                                                   -----         -----                 -----           -----

  Total South America                                 47            58                    88             108

Other international
Australia                                             30            31                    56              56
Taiwan                                                16            12                    35              30
Other countries                                       40            36                    82              75
                                                   -----         -----                 -----           -----

  Total other international                           86            79                   173             161
                                                   -----         -----                 -----           -----

Total worldwide vehicle unit sales                 1,854         1,856                 3,531           3,661
                                                   =====         =====                 =====           =====



Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior periods have been reclassed.


     --------------------------------------
        Excludes SFAS 133 Effect,
             & Unusual Items
     --------------------------------------

                               Ford Motor Company
                 AUTOMOTIVE GEOGRAPHIC AND COST OF SALES DETAIL
                 ----------------------------------------------
                             2002 Compared With 2001


     ---------------------------
      GEOGRAPHIC DATA                                2nd Quarter                                        First Half
     ---------------------------     --------------------------------------------  -------------------------------------------------
                                                                     02 B/(W)                                            02 B/(W)
                                         2002           2001          Than 01           2002             2001           Than 01
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
     PBT (Mils.)
     U.S.                                      $86       ($1,733)         $1,819           ($482)           ($908)             $426
     Canada/Mexico                              61             41             20               32              319            (287)
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
       North America                          $147       ($1,692)         $1,839           ($450)           ($589)             $139

     Europe                                    231            212             19              408              350               58
     South America                           (141)          (109)           (32)            (220)            (190)             (30)
     Rest of World                             144             74             70              241               43              198
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
         Worldwide                            $381       ($1,515)         $1,896            ($21)           ($386)             $365
                                     ============== ============== ==============  ===============  =============== ================

     Net Income (Mils.)

     U.S.                                       $8       ($1,170)         $1,178           ($401)           ($590)             $189
     Canada/Mexico                              37             27             10               16              201            (185)
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
       North America                           $45       ($1,143)         $1,188           ($385)           ($389)               $4

     Europe                                    155            141             14              272              229               43
     South America                            (96)           (70)           (26)            (147)            (123)             (24)
     Rest of World                             101             47             54              155                6              149
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
         Worldwide                            $205       ($1,025)         $1,230           ($105)           ($277)             $172
                                     ============== ============== ==============  ===============  =============== ================

     Sales (Mils.)

     U.S.                                  $23,130        $22,569           $561          $44,289          $44,668           ($379)
     Canada/Mexico                           1,942          1,695            247            3,925            3,253              672

                                     -------------- --------------  -------------- ---------------  --------------- ----------------
       North America                       $25,072        $24,264           $808          $48,214          $47,921             $293

     Europe                                  8,186          8,080            106           15,350           16,764          (1,414)
     South America                             446            635          (189)              858            1,245            (387)
     Rest of World                           1,534          1,573           (39)            3,137            3,272            (135)
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
         Worldwide                         $35,238        $34,552           $686          $67,559          $69,202         ($1,643)
                                     ============== ============== ==============  ===============  =============== ================


     ---------------------------
      COST OF SALES                                  2nd Quarter                                      First Half
     ---------------------------     --------------------------------------------  -------------------------------------------------
                                                                     02 B/(W)                                          02 B/(W)
                                         2002           2001          Than 01           2002             2001           Than 01
                                     -------------- -------------- --------------  ---------------  --------------- ----------------
                                        (Mils)         (Mils)         (Mils)           (Mils)           (Mils)          (Mils)

     Total Costs and Expenses              $34,673        $35,907         $1,234          $67,085          $69,138           $2,053
        Less:  Depreciation                    633            682             49            1,223            1,357              134
               Amortization                    651            624           (27)            1,223            1,350              127
               Selling and Admin.            2,324          2,288           (36)            4,606            4,749              143
               Postretirement Exp.*            572            351          (221)            1,060              728            (332)
                                     -------------- -------------- --------------  ---------------  --------------- ----------------

        Net Cost of Sales                  $30,493        $31,962         $1,469          $58,973          $60,954           $1,981
                                     ============== ============== ==============  ===============  =============== ================

        Memo: Gross Margin                   13.5%           7.5%            6.0pts         12.7%            11.9%            0.8pts
     - - - - -
     * Now includes Benefit Expenses from Total Pension, Retiree Health Care, and Retiree Life Insurance





                               Ford Motor Company

                         SECOND QUARTER 2002 DATA SHEET
                         ------------------------------
                             2002 Compared with 2001

                                                               2002             2002                      2001
                                                              -------          -------          -----------------------
                                                              1st Qtr          2nd Qtr          2nd Qtr       Full Year
                                                              -------          -------          -------       ---------
Market Share Data (%)
      U.S.
      ----
         Car                                                   16.1%            16.7%            18.4%          17.7%
         Truck                                                 24.9%            25.7%            28.1%          27.4%
            Total                                              20.7%            21.3%            23.2%          22.8%

      Europe
      ------
         Car                                                   11.7%            11.2%            10.9%          11.0%
         Truck                                                 8.4%             7.8%             8.5%            8.6%
            Total                                              11.3%            10.8%            10.6%          10.7%

U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                          15.7%            15.6%            14.1%          14.7%

U.S. Sales Mix (Ford/LM)
      Fleet Sales (% of Total)                                  25%              28%              28%            23%

      Red Carpet Lease (% of Total)                             14%              13%              17%            15%
      Red Carpet Lease (% of Retail)                            19%              18%              24%            20%

U.S. Inventory (Days' Supply)
      Car                                                       59               64               54              63
      Truck                                                     66               68               66              60
        Average                                                 64               67               62              61

Avg. Portfolio Borrowing Rate
      Ford Credit (%)                                          5.4%             5.1%             6.2%            6.1%

Worldwide Taxes
      Effective Tax Rate                                       32.5%            32.5%     a/     32.5%          32.5%

Common and Class B
 Shares Outstanding (Mils.)
      Average - actual                                            1,807            1,813         1,819             1,820
      Average - assuming full dilution                            1,805            2,112         1,810             1,810
      Period ended - actual                                       1,806            1,816         1,812             1,809

Common Stock price (per share)
      High                                                       $17.29           $18.23           $30.71         $31.46
      Low                                                         13.90            14.88            24.00          14.93

Cash Dividends (per share)                                        $0.10            $0.10            $0.30          $1.05


a/    Includes dividends from Ford Motor Capital Trust




                       Ford Motor Company and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
                  For the Periods Ended June 30, 2002 and 2001
                                  (in millions)

                                                                                Second Quarter                     First Half
                                                                           --------------------------    ---------------------------
                                                                             2002            2001           2002            2001
                                                                           ----------     -----------    -----------     -----------
                                                                                  (unaudited)                     (unaudited)
AUTOMOTIVE
Sales                                                                      $35,238        $34,552          $67,559         $69,202

Costs and expenses
Cost of sales                                                               32,320         33,648           62,394          64,463
Selling, administrative and other expenses                                   2,393          2,336            4,729           4,842
                                                                           -------        -------          -------         -------
  Total costs and expenses                                                  34,713         35,984           67,123          69,305

Operating income/(loss)                                                        525         (1,432)             436            (103)

Interest income                                                                172            218              284             473
Interest expense                                                               337            330              699             697
                                                                           -------        -------          -------         -------
  Net interest expense                                                        (165)          (112)            (415)           (224)
Equity in net loss of affiliated companies                                     (19)          (162)             (80)           (340)
                                                                           -------        -------          -------         -------

Income/(loss) before income taxes - Automotive                                 341         (1,706)             (59)           (667)

FINANCIAL SERVICES
Revenues                                                                     7,094          7,762           14,630          15,558

Costs and expenses
Interest expense                                                             1,891          2,484            3,887           5,044
Depreciation                                                                 2,647          2,674            5,313           5,193
Operating and other expenses                                                 1,179          1,342            2,738           2,779
Provision for credit and insurance losses                                      771            572            1,732           1,258
                                                                           -------        -------          -------         -------
  Total costs and expenses                                                   6,488          7,072           13,670          14,274
                                                                           -------        -------          -------         -------

Income before income taxes - Financial Services                                606            690              960           1,284
                                                                           -------        -------          -------         -------

TOTAL COMPANY
Income/(loss) before income taxes                                              947         (1,016)             901             617
Provision/(credit) for income taxes                                            282           (284)             256             287
                                                                           -------        -------          -------         -------
Income/(loss) before minority interests                                        665           (732)             645             330
Minority interests in net income of subsidiaries                                95             20              167              23
                                                                           -------        -------          -------         -------
Income/(loss) before cumulative effect of change in
 Accounting principle                                                          570           (752)             478             307

Cumulative effect of change in accounting
 principle                                                                       -              -           (1,002)              -
                                                                           -------        -------          -------         -------

Net income/(loss)                                                          $   570        $  (752)         $  (524)        $   307
                                                                           =======        =======          =======         =======

Income/(loss) attributable to Common and Class B
  Stock after preferred stock dividends                                    $   567        $  (755)         $  (531)        $   300

Average number of shares of Common and Class B
 Stock outstanding                                                           1,813          1,819            1,810           1,829

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic Income
  Income/(loss) before cumulative effect of change
   in accounting principle                                                 $  0.31        $ (0.42)         $  0.26         $  0.16
  Cumulative effect of change in accounting principle                            -              -            (0.55)              -
                                                                           -------        -------          -------         -------
  Net income/(loss)                                                        $  0.31        $ (0.42)         $ (0.29)        $  0.16

Diluted Income
  Income/(loss) before cumulative effect of change
   in accounting principle                                                 $  0.29        $ (0.42)         $  0.26         $  0.16
  Cumulative effect of change in accounting principle                            -              -            (0.55)              -
                                                                           -------        -------          -------         -------
  Net income/(loss)                                                        $  0.29        $ (0.42)         $ (0.29)        $  0.16

Cash dividends                                                             $  0.10        $  0.30          $  0.20         $  0.60

The accompanying notes are part of the financial statements.



                       Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                  (in millions)

                                                                                            June 30,        December 31,
                                                                                              2002              2001
                                                                                         ---------------- -----------------
                                                                                          (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                  $  8,480         $  4,079
Marketable securities                                                                        14,945           10,949
                                                                                           --------         --------
   Total cash and marketable securities                                                      23,425           15,028

Receivables                                                                                   2,356            2,214
Inventories                                                                                   7,522            6,191
Deferred income taxes                                                                         2,595            2,595
Other current assets                                                                          5,697            6,155
Current receivable from Financial Services                                                    1,939              938
                                                                                           --------         --------
   Total current assets                                                                      43,534           33,121

Equity in net assets of affiliated companies                                                  2,317            2,450
Net property                                                                                 35,162           33,121
Deferred income taxes                                                                         7,541            5,996
Goodwill                                                                                      4,712            5,283
Other intangible assets                                                                       1,110            1,194
Other assets                                                                                  6,421            7,154
                                                                                           --------         --------
   Total Automotive assets                                                                  100,797           88,319

Financial Services
Cash and cash equivalents                                                                     4,623            3,139
Investments in securities                                                                       638              628
Finance receivables, net                                                                    108,557          110,358
Net investment in operating leases                                                           46,930           47,262
Retained interest in sold receivables                                                        11,515           12,548
Goodwill and other intangible assets                                                          1,063            1,353
Other assets                                                                                 12,456            9,224
Receivable from Automotive                                                                    3,712            3,712
                                                                                           --------         --------
   Total Financial Services assets                                                          189,494          188,224
                                                                                           --------         --------

   Total assets                                                                            $290,291         $276,543
                                                                                           ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                             $ 17,312         $ 15,677
Other payables                                                                                3,043            4,227
Accrued liabilities                                                                          25,988           24,340
Debt payable within one year                                                                    241              302
                                                                                           --------         --------
   Total current liabilities                                                                 46,584           44,546

Long-term debt                                                                               13,809           13,492
Other liabilities                                                                            35,222           30,868
Deferred income taxes                                                                           361              362
Payable to Financial Services                                                                 3,712            3,712
                                                                                           --------         --------
   Total Automotive liabilities                                                              99,688           92,980

Financial Services
Payables                                                                                      2,859            1,595
Debt                                                                                        150,764          153,543
Deferred income taxes                                                                        10,122            9,703
Other liabilities and deferred income                                                         9,254            9,326
Payable to Automotive                                                                         1,939              938
                                                                                           --------         --------
   Total Financial Services liabilities                                                     174,938          175,105

Company-obligated mandatorily redeemable preferred and mandatorily T redeemable convertible preferred securities of subsidiary trusts
 holding solely junior subordinated debentures of the Company                                 5,671              672

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation
  preference of $177 million)                                                                     *                *
 Common Stock, par value $0.01 per share (1,837 million shares issued)                           18               18
 Class B Stock, par value $0.01 per share (71 million shares issued)                              1                1
Capital in excess of par value of stock                                                       5,868            6,001
Accumulated other comprehensive income                                                       (2,932)          (5,913)
ESOP loan and treasury stock                                                                 (2,570)          (2,823)
Earnings retained for use in business                                                         9,609           10,502
                                                                                           --------         --------
   Total stockholders' equity                                                                 9,994            7,786
                                                                                           --------         --------

   Total liabilities and stockholders' equity                                              $290,291         $276,543
                                                                                           ========         ========


* Less than $1 million
The accompanying notes are part of the financial statements.



                       Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 ----------------------------------------------

                  For the Periods Ended June 30, 2002 and 2001
                                  (in millions)


                                                                                First Half 2002              First Half 2001
                                                                          ---------------------------- -----------------------------
                                                                                          Financial                    Financial
                                                                           Automotive     Services      Automotive      Services
                                                                          ------------ --------------- ------------- ---------------
                                                                                 (unaudited)                   (unaudited)

Cash and cash equivalents at January 1                                      $ 4,079      $ 3,139         $ 3,374      $  1,477

Cash flows from operating activities before
 securities trading                                                           8,109        8,592           6,336         6,995
Net sales/(purchases) of trading securities                                  (3,766)         (60)            482          (148)
                                                                            -------      -------         -------      --------
   Net cash flows from operating activities                                   4,343        8,532           6,818         6,847

Cash flows from investing activities
 Capital expenditures                                                        (2,938)        (300)         (2,586)         (230)
 Acquisitions of receivables and lease investments                                -      (43,444)              -       (48,003)
 Collections of receivables and lease investments                                 -       28,199               -        26,132
 Net acquisitions of daily rental vehicles                                        -       (1,896)              -        (2,362)
 Purchases of securities                                                     (1,030)        (320)        (10,729)         (485)
 Sales and maturities of securities                                             898          268          12,059           476
 Proceeds from sales of receivables and lease investments                         -       19,430               -        10,141
 Net investing activity with Financial Services                                  29            -            (460)            -
 Cash paid for acquisitions                                                     (67)           -          (1,868)         (742)
 Other                                                                            -          425             366           (35)
                                                                            -------      -------         -------      --------
   Net cash (used in)/provided by investing activities                       (3,108)       2,362          (3,218)      (15,108)

Cash flows from financing activities
 Cash dividends                                                                (369)           -          (1,107)            -
 Net sales/(purchases) of Common Stock                                           92            -          (1,322)            -
 Proceeds from mandatorily redeemable convertible
  preferred securities                                                        4,900            -               -             -
 Changes in short-term debt                                                     (91)      (9,032)            (70)       (2,375)
 Proceeds from issuance of other debt                                           265       12,426             346        25,028
 Principal payments on other debt                                              (691)     (13,981)           (368)      (13,791)
 Net financing activity with Automotive                                           -          (29)              -           460
 Other                                                                          (14)         (44)            170          (362)
                                                                            -------      -------         -------      --------
   Net cash (used in)/provided by financing activities                        4,092      (10,660)         (2,351)        8,960

Effect of exchange rate changes on cash                                          75          249             (20)         (193)
Net transactions with Automotive/Financial Services                          (1,001)       1,001             100          (100)
                                                                            -------      -------         -------      --------

   Net increase in cash and cash equivalents                                  4,401        1,484           1,329           406
                                                                            -------      -------         -------      --------

Cash and cash equivalents at June 30                                        $ 8,480      $ 4,623         $ 4,703      $  1,883
                                                                            =======      =======         =======      ========

The accompanying notes are part of the financial statements.



                               Ford Motor Company

             2002 NORTH AMERICAN PRODUCTION AND OVERSEAS PRODUCTION
             ------------------------------------------------------

                                                  2002 Actual     2002 Planned
                                             -------------------  ------------
                                               First     Second      Third
                                              Quarter    Quarter     Quarter
                                             --------   -------   ------------
                                               (000)     (000)     (000)

North American Production and Imports*

Car                                              392        425      315

Truck                                            660        755      625

   North American Production                   1,052      1,175      940
                                             -------    -------   ------
Mexican Domestic Units                    Incl. Above Incl. Above Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         73       82
                                             -------    -------  -------

   Total North America (Incl. Imports)         1,115      1,248    1,022


Overseas Vehicle Production                      612        666      632
                                             -------    -------  -------

Ford Worldwide                                 1,727      1,914    1,654
                                             =======    =======  =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Forecast                       0        (5)        0
                  - Quarter                       57        133    (226)
                  - Year                        (13)         47      154

                  Percentage:
                  - Forecast                      0%         0%       0%
                  - Quarter                       5%        12%    (18)%
                  - Year                        (1)%         4%      18%

   Overseas
                  Units:
                  - Forecast                      0        (17)        0
                  - Quarter                     (57)         54     (34)
                  - Year                        (87)       (50)       52

                  Percentage:
                  - Forecast                      0%       (2)%       0%
                  - Quarter                     (9)%         9%     (5)%
                  - Year                       (12)%       (7)%       9%

   Worldwide
                  Units:
                  - Forecast                       0       (22)        0
                  - Quarter                        0        187    (260)
                  - Year                       (100)        (3)      206

                  Percentage:
                  - Forecast                      0%       (1)%       0%
                  - Quarter                       0%        11%    (14)%
                  - Year                        (5)%         0%      14%

                                                             Investor Relations
                                                                        7/17/02